Exhibit 10.kk

Adopted pursuant to resolutions of the
Cinergy Corp. Benefits Committee
on December 18, 2002

AMENDMENT TO THE
CINERGY CORP. 401(K) EXCESS PLAN

The Cinergy Corp. 401(k) Excess Plan, originally adopted as of January 1, 1997, as amended from time to time (the “Plan”), is hereby amended effective as of January 1, 2003 unless otherwise provided below.

(1)                                 Explanation of Amendment

The Plan is amended to clarify the relationship between the Plan and the Cinergy Corp. Non-Union Employees’ 401(k) Plan, to reflect the change in the name of the Cinergy Corp. Non-Union Employees’ 401(k) plan, and to clarify certain provisions regarding the company matching contributions under the Plan.

(2)                                 Amendment

(a)                                  Effective as of January 1, 1998, Section 2.1(q) of the Plan is hereby amended in its entirety to read as follows:

““401(k) Plan” means the Cinergy Corp. Non-Union Employees’ 401(k) Plan.”

(b)                                 Section 3.2(a) of the Plan is hereby amended in its entirety to read as follows:

“Election Procedure.  Within a reasonable time before the beginning of each Plan Year, the Committee shall provide each Eligible Employee with a Deferral Agreement.  An Eligible Employee may elect to defer his or her compensation to the Plan by delivering a completed Deferral Agreement to the Committee or its designate prior to the first day of the Plan Year.  On the Deferral Agreement, the Eligible Employee shall indicate the amount or percentage of his Compensation to be deferred under the Plan for the Plan Year as an elective contribution, subject to the provisions of Subsection (b).  Subject to Subsection (c), an election made under this Section shall be effective as of the first day of the Plan Year, and subject to Subsection (d), the election for any Plan Year shall be irrevocable.”

(c)                                  Section 3.3 of the Plan is hereby amended in its entirety to read as follows:

“3.3                           Employer Base Matching Contributions.  For each Plan Year, if an Eligible Employee is entitled to an employer base matching contribution under his or her 401(k) Plan and the Eligible Employee defers the maximum amount that he or she can defer under the 401(k) Plan, the

Employer shall make an Employer Base Matching Contribution to the Participant’s Matching Account equal to the excess, if any, of (i) the amount which would have been contributed by the Employer to the 401(k) Plan for such Eligible Employee for such Plan Year as an employer base matching contribution (determined without regard to the limitations of the Code) if the Eligible Employee’s aggregate deferrals under the 401(k) Plan and under this Plan had been contributed by him to the 401(k) Plan, over (ii) the actual amount that has been contributed by the Employer to the 401(k) Plan for such Eligible Employee for such Plan Year as an employer base matching contribution.”

(d)                                 Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

“3.4                           Employer Incentive Matching Contributions.  For each Plan Year, if an Eligible Employee is entitled to an employer incentive matching contribution under his or her 401(k) Plan and the Eligible Employee defers the maximum amount that he or she can defer under the 401(k) Plan, the Employer shall make an Employer Incentive Matching Contribution to the Participant’s Matching Account equal to the excess, if any, of (i) the amount which would have been contributed by the Employer to the 401(k) Plan for such Eligible Employee for such Plan Year as an employer incentive matching contribution (determined without regard to the limitations of the Code) if the Eligible Employee’s aggregate deferrals under the 401(k) Plan and under this Plan had been contributed by him to the 401(k) Plan, over (ii) the actual amount that has been contributed by the Employer to the 401(k) Plan for such Eligible Employee for such Plan Year as an employer incentive matching contribution.”

(e)                                  Section 4.3(b) of the Plan is hereby amended in its entirety to read as follows:

“(b)                           The Employer Base Matching Contribution shall be credited to a Participant’s Matching Account in accordance with rules adopted by the Committee or its delegate. An Eligible Employee does not need to make deferrals pursuant to Section 3.2 (Election to Defer) of this Plan to receive Employer Base Matching Contributions.”

(f)                                    Section 4.3(c) of the Plan is hereby amended in its entirety to read as follows:

“(c)                            The Employer Incentive Matching Contribution shall be credited to a Participant’s Matching Account in accordance with rules adopted by the Committee or its delegate.  An Eligible Employee does not need to make deferrals pursuant to Section 3.2 (Election to Defer) of this Plan to receive Employer Incentive Matching Contributions.”

(g)                                 Section 4.7 of the Plan is hereby amended by adding the following new subsection (c) at the end thereof:

“(c)                            This Section 4.7 shall not apply for Plan Years beginning on or after January 1, 2003.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer on December 20, 2002.

By:
Timothy J. Verhagen
Vice President Human Resources